QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(3)

        Notice of Guaranteed Delivery
(Not to Be Used for Signature Guarantee)
for
Tender of Shares of Class A Common Stock
of
The Fairchild Corporation
by
Phoenix FA Holdings, LLC

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK TIME, ON DECEMBER 18, 2007, UNLESS THE OFFER IS EXTENDED.

        As set forth in Section 3 of the Offer to Purchase (as defined below) this Notice must be used to accept the Offer (as defined below) if (1) certificates for your shares of Class A Common Stock, par value $0.10 per share, of The Fairchild Corporation are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis, or (3) time will not permit all required documents to reach the Depositary prior to the Expiration Time (as defined in Section 1 of the Offer to Purchase). This Notice may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

If delivering by mail or by hand:	If delivering by Facsimile (Eligible Institutions Only):	If delivering by overnight courier:
P.O. Box 859208 Braintree MA 02185-9208 Attention: Corporate Actions; Fairchild Corp.	781-380-3388 Attention: Fairchild Corp. to confirm fax, call: 781-930-4900	161 Bay State Drive Braintree MA 02184 Attention: Corporate Actions; Fairchild Corp.

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery. For this Notice to be validly delivered, it must be received by the Depositary at one of the above addresses before the expiration of the Offer. Deliveries to Phoenix FA Holdings, LLC or the book-entry transfer facility (as defined in Section 3 of the Offer to Purchase) will not be forwarded to the Depositary and will not constitute a valid delivery.

        This Notice is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF CLASS A COMMON STOCK
WITH THIS NOTICE. CERTIFICATES FOR SHARES OF CLASS A COMMON STOCK
SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to Phoenix FA Holdings, LLC., a Delaware limited liability company (the "Purchaser"), on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 19, 2007 (the "Offer to Purchase"), and the Letter of Transmittal (the "Letter of Transmittal") (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Class A Common Stock, par value $0.10 per share, of The Fairchild Corporation, a Delaware corporation ("Fairchild" or the "Company"), set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the "shares" shall refer to the Class A Common Stock of Fairchild.

        Number of shares to be tendered:                          shares (if partial tender, see Instruction 4 of the Letter of Transmittal).

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)
Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated:

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (Not To Be Used For Signature Guarantee)

        The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees (1) that the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent's message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, within three trading days after the date hereof.

        The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)
Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:

3

QuickLinks

  Exhibit (a)(3)
GUARANTEE (Not To Be Used For Signature Guarantee)